Exhibit 10.21

NOTE PURCHASE AGREEMENT
THIS NOTE PURCHASE AGREEMENT, is made as of May [___], 2017 (this "Agreement"), by and among OpGen, Inc., a Delaware corporation (the "Company"), and jVen Capital, LLC, a Delaware limited liability company (the "Investor").  Certain capitalized terms used in this Agreement are set forth in Section 1.4.
W I T N E S S E T H
WHEREAS, the Company desires to sell to the Investor, and the Investor desires to purchase from the Company, on the terms and conditions set forth in this Agreement, up to three Secured Convertible Promissory Notes, each with a principal amount of $500,000, having the rights, preferences, privileges and restrictions set forth in the forms attached to this Agreement as Exhibit A-1 and Exhibit A‑2 (each a "Note" and collectively, the "Notes");
WHEREAS, the Notes will each be secured by a security interest pursuant to the terms of a Security Agreement between the Company and the Investor (the "Security Agreement") and such security interest will have priority over all indebtedness of the Company other than the Merck Note and any secured capital or equipment leases in place prior to the issuance of such Note;
WHEREAS, the Company has entered into a Security Agreement, dated July 14, 2015 (the "MGHIF Security Agreement") with Merck Global Health Innovation Fund, LLC ("MGHIF") pursuant to which the Company has granted a first priority security interest in the Collateral (as defined in the MGHIF Security Agreement) of the Company and its subsidiary AdvanDx, Inc. (the "Subsidiary");
WHEREAS, pursuant to the terms of an Intercreditor Agreement by and between the Company, the Subsidiary, the Investor and MGHIF (the "Intercreditor Agreement"), the parties to such Intercreditor Agreement shall set forth the impact of any event of default on the Notes on the security interests held by MGHIF and the Investor;
WHEREAS, upon the occurrence of an event of default, the Investor shall have the option to convert the outstanding Notes into shares of the Company's Series B Convertible Preferred Stock, par value $0.01 per share ("Series B Preferred Stock") having the rights, preferences, privileges and restrictions set forth in the certificate of designation to be filed by the Company with the Secretary of State of the State of Delaware (the "Certificate of Designation") in an amount equal to one (1) share of Series B Preferred Stock for each $1.00 of outstanding principal and interest due on each such Note on the conversion date, with each share of Series B Preferred Stock convertible into ten (10) shares of voting Common Stock of the Company;
WHEREAS, if the Investor determines not to convert the outstanding Notes into shares of Series B Preferred Stock, each outstanding Note provides for repayment of two (2) times the principal amount of and accrued interest on such Note in any liquidation or distribution of the Company assets in order to satisfy the obligations under such Note;
WHEREAS, upon issuance of a Note, the Company shall issue to the Investor a warrant to acquire shares of Common Stock (the "Warrants") in an amount equal to ten percent (10%) of the principal of such Note, immediately exercisable with an exercise price equal to 1.10% of the closing sale price of the Common Stock on the principal exchange on which the Company is then listed or quoted on the date of issuance, anti-dilution protection and a five-year term; provided, however, if a Qualified Financing is consummated, the terms of any outstanding Warrants shall be amended to reflect terms equivalent to any warrants issued in such Qualified Financing; and

WHEREAS, the Investor will be entitled to certain resale registration rights with respect to the shares of Common Stock issuable upon conversion of the Series B Preferred Stock or underlying the Warrants pursuant to the terms of a Registration Rights Agreement, between the Company and the Investor (the "Registration Rights Agreement"), which Registration Rights Agreement will be entered into by the Company and the Investor on the date on which the first Warrant is issued.
NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises hereinafter set forth, the parties, intending to be legally bound, hereby agree as follows:
1. Purchase and Sale of Notes.
1.1      Purchase and Issuance of Notes and Warrants.
(a)    Subject to the terms and conditions of this Agreement, the Investor agrees to purchase and the Company agrees to sell to Investor up to three Notes, in each case on five business days advance written notice from the Company, for a purchase price of $500,000 per Note (the "Purchase Price").  Each purchase by the Investor will occur on a Closing Date.  For the avoidance of doubt, the obligation to issue and sell Notes to the Investor is at the sole election of the Company on five business days advance notice to the Investor, subject to the terms of this Agreement.
(b)    Upon the issuance of a Note, subject to the terms and conditions of this Agreement, the Company shall issue to the Investor a Warrant to purchase shares of Common Stock equal to ten percent (10%) of the principal amount of the Note being purchased, calculated on a Closing Date by dividing ten percent (10%) of the principal amount of the Note being purchased by the closing sale price of the Common Stock on the trading day immediately preceding the Closing Date reported on the principal exchange on which the Company is then listed or quoted.   Each such Warrant shall have an exercise price equal to 1.10% of such closing sale price of the Common Stock, anti-dilution protection as mutually and reasonably agreed to by the Company and the Investor, and a five-year term; provided, however, if a Qualified Financing is consummated after a Warrant is issued, the terms of any outstanding Warrants shall be amended to reflect terms equivalent to any warrants issued in such Qualified Financing.
1.2       Conversion of Notes in a Qualified Financing.  If a Qualified Financing is consummated: (a) within five (5) business days of the Qualified Financing closing, the Company shall have the option to convert the principal and interest of the first Note into the securities issued in the Qualified Financing at a discount of ten percent (10%) of the Qualified Financing offering price; and (b) within five (5) business days of the Qualified Financing closing, the Investor shall have the option to convert the principal and interest of the second and third Notes, if outstanding, into the securities issued in the Qualified Financing at a discount of ten percent (10%) of the Qualified Financing offering price.
1.3       Closing; Delivery.
(a)   The purchase and sale of each Note and related Warrant (each, a "Closing") shall take place either remotely via the exchange of documents and signatures or at the offices of Ballard Spahr LLP, 1735 Market Street, 51st Floor, Philadelphia, PA 19103, at 10:00 a.m. on the date that is five business days after written notice is provided by the Company to the Investor or at such other date and time or such other place as the Company and the Investor mutually agree (the "Closing Date").
(b)   At a Closing, the Company shall issue to the Investor the Note being purchased by the Investor against payment of the Purchase Price therefor by check payable to the Company or by wire transfer to a bank account designated by the Company, and the related Warrant.

1.4       Defined Terms Used in this Agreement.  In addition to the terms defined above, the following terms used in this Agreement shall have the meanings set forth or referenced below.
(a)   "Affiliate" means, with respect to any specified Person, any other Person who, directly or indirectly, controls, is controlled by, or is under common control with such Person, including, without limitation, any general partner, managing member, officer or director of such Person or any venture capital fund now or hereafter existing that is controlled by one or more general partners or managing members of, or shares the same management company with, such Person.
(b)   "Common Stock" means the common stock, par value $0.01 per share, of the Company.
(c)   "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.
(d)   "Material Adverse Effect" means a material adverse effect on the business, assets (including intangible assets), liabilities, financial condition, property, or results of operations of the Company.
(e)   "Merck Note" means that certain Senior Secured Promissory Note, dated July 14, 2015, issued by the Company to MGHIF  in the principal amount of $1,000,000.
(f)   "Person" means any individual, corporation, partnership, trust, limited liability company, association or other entity.
(g)   "Qualified Financing" means an offering of equity or debt securities of the Company with net proceeds to the Company of at least $5 million.
(h)   "SEC" means the U.S. Securities and Exchange Commission.
(i)   "SEC Documents" means all forms, reports and documents required to be filed by the Company with the SEC pursuant to the federal securities laws and the SEC's rules and regulations thereunder.
(j)    "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.
(k)   "Short Sales" include, without limitation, (i) all "short sales" as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act, whether or not against the box, and all types of direct and indirect stock pledges, forward sale contracts, options, puts, calls, short sales, swaps, "put equivalent positions" (as defined in Rule 16a-1(h) under the Exchange Act) and similar arrangements (including on a total return basis), and (ii) sales and other transactions through non-U.S. broker dealers or foreign regulated brokers (but shall not be deemed to include the location and/or reservation of borrowable shares of Common Stock).
(l)   "Warrant Shares" means the shares of Common Stock underlying the Warrants.
(m)  "Transaction Documents" means this Agreement, the Notes, the Warrants, the Security Agreement, the Intercreditor Agreement and the Registration Rights Agreement and the Certificate of Designation of the Series B Preferred Stock.

2. Representations and Warranties of the Company.  The Company hereby represents and warrants to Investor that, except as set forth in the SEC Documents (other than any information in the "Risk Factors" or "Forward-Looking Statements" sections of such SEC Documents or other statements in such SEC Documents similarly predictive or forward-looking in nature), the following representations are true and complete as of the Closing Date, except as otherwise indicated.
2.1   Organization, Good Standing, Corporate Power and Qualification.  The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as presently conducted and as proposed to be conducted.  The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a Material Adverse Effect.
2.2   Authorization.  All corporate action required to be taken by the Company's Board of Directors and stockholders in order to authorize the Company to enter into this Agreement, to issue and sell the Notes and Warrants at the Closings, and to enter into the Transaction Documents has been taken or will be taken prior to the initial Closing.  All action on the part of the officers of the Company necessary for the execution and delivery of this Agreement, the performance of all obligations of the Company under this Agreement and the other Transaction Documents to be performed as of a Closing, and the issuance and delivery of the Notes and Warrants has been taken or will be taken prior to the initial Closing.  This Agreement, when executed and delivered by the Company, shall constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their respective terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or other laws of general application relating to or affecting the enforcement of creditors' rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies, or (iii) to the extent the indemnification provisions contained in the Registration Rights Agreement may be limited by applicable federal or state securities laws.
2.3  Valid Issuance of the Notes, Warrants and Warrant Shares.
(a)   Each Note, when issued, sold and delivered in accordance with the terms and for the consideration set forth in this Agreement, will be a valid and binding obligation of the Company enforceable against the Company in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles, and free of restrictions on transfer other than restrictions on transfer under this Agreement, applicable state and federal securities laws and liens or encumbrances created by or imposed by the Investor.  Assuming the accuracy of the representations of the Investor in Section 3 of this Agreement and subject to the filings described in Section 2.5 below, each such Note will be issued in compliance with all applicable federal and state securities laws.
(b)   The Warrants, when executed and delivered in accordance with the terms set forth in this Agreement, will be valid and binding agreements of the Company, enforceable against the Company in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles, and free of restrictions on transfer other than restrictions on transfer under this Agreement, applicable state and federal securities laws and liens or encumbrances created by or imposed by the Investor.  Assuming the accuracy of the representations of the Investor in Section 3 of this Agreement and subject to the filings described in Section 2.5 below, the Warrants will be issued in compliance with all applicable federal and state securities laws.

(c)   The Warrant Shares have been duly authorized and validly reserved for issuance upon exercise of the Warrants. The Warrant Shares, when issued and delivered upon exercise of the Warrants in accordance therewith, will be validly issued, fully paid and non-assessable, and the issuance of the Warrant Shares is not subject to any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase the Warrant Shares.
2.4   Issuance of Series B Preferred Stock.  In the event that any Note or Notes are converted by the Investor upon an event of default, the shares of Series B Preferred Stock, and the shares of Common Stock into which the shares of Series B Preferred Stock are convertible, have each been duly authorized and validly reserved for issuance upon any such conversion.  The shares of Series B Preferred Stock, when issued and delivered in accordance with this Agreement, a Note and the Certificate of Designation, will be validly issued, fully paid and non-assessable, and the issuance of such shares of Series B Common Stock are not subject to any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase the shares of Series B Preferred Stock.  The shares of Common Stock underlying the Series B Preferred Stock, when issued and delivered in accordance with the Certificate of Designation, will be validly issued, fully paid and non-assessable, and the issuance of such shares of Common Stock underlying the Series B Common Stock are not subject to any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase the shares of Common Stock.
2.5   Governmental Consents and Filings.  Assuming the accuracy of the representations made by the Investor in Section 3 of this Agreement, no consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority is required on the part of the Company in connection with the consummation of the transactions contemplated by this Agreement, except for filings pursuant to Regulation D of the Securities Act, and applicable state securities laws, which have been made or will be made in a timely manner.
3. Representations and Warranties of the Investor.  The Investor hereby represents and warrants to the Company that:
3.1   Authorization.  The Investor has full power and authority to enter into this Agreement and the other Transaction Documents to which the Investor is a party.  This Agreement, when executed and delivered by the Investor, will constitute valid and legally binding obligations of the Investor, enforceable in accordance with their terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, and any other laws of general application affecting enforcement of creditors' rights generally, (b) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies, or (c) to the extent the indemnification provisions contained in the Registration Rights Agreement may be limited by applicable federal or state securities laws.
3.2   Purchase Entirely for Own Account.  This Agreement is made with the Investor in reliance upon the Investor's representation to the Company, which by the Investor's execution of this Agreement, the Investor hereby confirms, that the Notes and Warrants to be acquired by the Investor will be acquired for investment for the Investor's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that the Investor has no present intention of selling, granting any participation in, or otherwise distributing the same.  By executing this Agreement, the Investor further represents that the Investor does not presently have any contract, undertaking, agreement or arrangement with any Person to sell, transfer or grant participations to such Person or to any third Person, with respect to any of the Notes and Warrants.  The Investor has not been formed for the specific purpose of acquiring the Notes and Warrants.

3.3   Disclosure of Information.  The Investor is an Affiliate of Evan Jones, the Company's Chief Executive Officer and Chairman of the Board, and has had a full opportunity to discuss the Company's business, management, financial affairs and the terms and conditions of the offering of the Notes with the Company's management and Board.  The foregoing, however, does not limit or modify the representations and warranties of the Company in Section 2 of this Agreement or the right of the Investor to rely thereon.
3.4   Restricted Securities.  The Investor understands that the Notes and the Warrants have not been, and will not be, registered under the Securities Act, by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Investor's representations as expressed herein.  The Investor understands that the Notes and Warrants are "restricted securities" under applicable U.S. federal and state securities laws and that, pursuant to these laws, the Investor must hold the Notes indefinitely unless they are registered with the SEC and qualified by state authorities, or an exemption from such registration and qualification requirements is available.  The Investor acknowledges that the Company has no obligation to register or qualify the Notes and Warrant Shares for resale except as set forth in the Registration Rights Agreement.  The Investor further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, and on requirements relating to the Company which are outside of the Investor's control, and which the Company is under no obligation and may not be able to satisfy.
3.5   Legends.  The Investor understands that the Notes and Warrants, including any securities issued in respect of or exchange for the Notes and Warrants, may bear one or all of the following legends:
(a)   "THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF.  NO SUCH TRANSFER MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933."
(b)   Any legend set forth in, or required by, this Agreement or a substantially similar legend set forth in, or required by, this Agreement.
(c)   Any legend required by the securities laws of any state to the extent such laws are applicable to the Notes represented by the certificate so legended.
3.6   Accredited Investor.  The Investor is an accredited investor as defined in Rule 501(a) of Regulation D promulgated under the Securities Act.
3.7   No Disqualification Event.  With respect to the Notes, neither the Investor nor any of its directors, executive officers, other officers is subject to any of the "Bad Actor" disqualifications described in Rule 506(d)(1)(i) to (viii) promulgated under the Securities Act.
3.8   No General Solicitation.  Neither the Investor, nor any of the Investor's officers, directors, employees, agents, stockholders or partners has either directly or indirectly, including through a broker or finder (a) engaged in any general solicitation, or (b) published any advertisement in connection with the offer and sale of the Notes.

3.9   Certain Trading Activities.  Other than with respect to the transactions contemplated herein, since the time that the Investor was first contacted by the Company or any other Person regarding the transactions contemplated hereby, neither the Investor nor any Affiliate of the Investor which (x) had knowledge of the transactions contemplated hereby, (y) has or shares discretion relating to the Investor's investments or trading or information concerning the Investor's investments, including in respect of the Notes, and (z) is subject to the Investor's review or input concerning such Affiliate's investments or trading (collectively, "Trading Affiliates") has directly or indirectly, nor has any Person acting on behalf of or pursuant to any understanding with the Investor or Trading Affiliate, effected or agreed to effect any purchases or sales of the securities of the Company (including, without limitation, any Short Sales involving the Company's securities).  Notwithstanding the foregoing, in the case of the Investor and/or Trading Affiliate that is, individually or collectively, a multi-managed investment bank or vehicle whereby separate portfolio managers manage separate portions of the Investor's or Trading Affiliate's assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of the Investor's or Trading Affiliate's assets, the representation set forth above shall apply only with respect to the portion of assets managed by the portfolio managers that have knowledge about the financing transaction contemplated by this Agreement.  Other than to other Persons party to this Agreement, the Investor has maintained the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction).  Notwithstanding the foregoing, for avoidance of doubt, nothing contained herein shall constitute a representation or warranty, or preclude any actions, with respect to the identification of the availability of, or securing of, available shares to borrow in order to effect short sales or similar transactions in the future. The Investor is aware that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of Common Stock and other activities with respect to the Common Stock by the Investor.
3.10   Residence.  The Investor's office in which it maintains its principal place of business is 11009 Cripplegate Road, Potomac, Maryland 20854.
4. Conditions to the Investor's Obligations at Closing.  The obligations of the Investor to purchase a Note and Warrants at each Closing are subject to the fulfillment, on or before the respective Closing, of each of the following conditions, unless otherwise waived:
4.1   Representations and Warranties.  The representations and warranties of the Company contained in Section 2 shall be true and correct in all respects as of the Closing.
4.2   Performance.  The Company shall have performed and complied with all covenants, agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by the Company on or before the Closing.
4.3   Compliance Certificate.  The Chief Financial Officer of the Company shall deliver to the Investor at the Closing a certificate certifying that the conditions specified in Sections 4.1 and 4.2 have been fulfilled or satisfied.
4.4   Qualifications.  All authorizations, approvals or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Note and Warrants pursuant to this Agreement shall be obtained and effective as of the Closing.
4.5   Extension of the Merck Note.  The maturity date of the Merck Note shall have been extended to July 14, 2018.

4.6  Secretary's Certificate.  The Secretary of the Company shall have delivered to the Investor at the initial Closing a certificate certifying with respect to (i) the Amended and Restated Certificate of Incorporation of the Company, (ii) the Amended and Restated Bylaws of the Company, and (iii) resolutions of the Board of Directors of the Company approving the Agreement, the Notes, the Warrants, the other Transaction Documents, and the transactions contemplated under the Transaction Documents.
4.7  Proceedings and Documents.  All corporate and other proceedings in connection with the transactions contemplated at the Closing and all documents incident thereto shall be reasonably satisfactory in form and substance to Investor, and Investor (or its counsel) shall have received all such counterpart original and certified or other copies of such documents as reasonably requested.  Such documents may include good standing certificates.
4.8  Security Agreement.  The Security Agreement shall have been executed and delivered by the Company and the Investor.
4.9  Intercreditor Agreement.  The Intercreditor Agreement shall have been executed and delivered by the Company, the Investor and MGHIF.
4.10 Registration Rights Agreement.  The Registration Rights Agreement shall have been executed and delivered by the Company and the Investor.
5. Conditions of the Company's Obligations at Closing.  The obligations of the Company to sell a Note and issue Warrants to the Investor at each Closing are subject to the fulfillment, on or before each Closing, of each of the following conditions, unless otherwise waived:
5.1  Representations and Warranties.  The representations and warranties of the Investor contained in Section 3 shall be true and correct in all respects as of such Closing.
5.2  Performance.  The Investor shall have performed and complied with all covenants, agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by them on or before the Closing.
5.3  Qualifications.  All authorizations, approvals or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Note and Warrants pursuant to this Agreement shall be obtained and effective as of the Closing.
5.4  Extension of the Merck Note.  The maturity date of the Merck Note shall have been extended to July 14, 2018.
5.5  Security Agreement.  The Security Agreement shall have been executed and delivered by the Company and the Investor.
5.6  Intercreditor Agreement.  The Intercreditor Agreement shall have been executed and delivered by the Company, the Investor and MGHIF.
5.7  Registration Rights Agreement.  The Registration Rights Agreement shall have been executed and delivered by the Company and the Investor.

6. Miscellaneous.
6.1   Survival of Warranties.  Unless otherwise set forth in this Agreement, the representations, warranties, covenants and agreements of the Company and the Investor contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing and shall in no way be affected by any investigation or knowledge of the subject matter thereof made by or on behalf of the Investor or the Company.
6.2   Successors and Assigns.  The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties.  Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.
6.3   Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware excluding that body of law pertaining to conflict of law.
6.4   Counterparts; Facsimile.  This Agreement may be executed and delivered by facsimile signature and in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
6.5   Titles and Subtitles.  The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.
6.6   Notices.  All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given upon the earlier of actual receipt or: (a) personal delivery to the party to be notified, (b) when sent, if sent by electronic mail or facsimile during normal business hours of the recipient, and if not sent during normal business hours, then on the recipient's next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) business day after deposit with a nationally recognized overnight courier, freight prepaid, specifying next business day delivery, with written verification of receipt.  All communications shall be sent to the respective parties at their address as set forth below, or to such e-mail address, facsimile number or address as subsequently modified by written notice given in accordance with this Section 6.6.
If notice is given to the Company, to:
OpGen, Inc.
708 Quince Orchard Road, Suite 205
Gaithersburg, Maryland 20878
Attn: Chief Financial Officer
 email: tdec@opgen.com
with a copy to:

Ballard Spahr LLP
1735 Market Street, 51st Floor
Philadelphia, PA 19103-7599
Attn: Mary J. Mullany
 email:  mullany@ballardspahr.com

If notice is given to the Investor, to:
jVen Capital, LLC
11009 Cripplegate Road
Potomac, Maryland 20854
Attn: Evan Jones
 email: ejones@opgen.com
6.7    No Finder's Fees.  Each party represents that it neither is nor will be obligated for any finder's fee or commission in connection with this transaction.  The Investor agrees to indemnify and to hold harmless the Company from any liability for any commission or compensation in the nature of a finder's or broker's fee arising out of this transaction (and the costs and expenses of defending against such liability or asserted liability) for which the Investor or any of its officers, employees, or representatives is responsible.  The Company agrees to indemnify and hold harmless the Investor from any liability for any commission or compensation in the nature of a finder's or broker's fee arising out of this transaction (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees or representatives is responsible.
6.8    Amendments and Waivers.  Any term of this Agreement may be amended, terminated or waived only with the written consent of the Company and the Investor.  Any amendment or waiver effected in accordance with this Section 6.8 shall be binding upon the Investor and each transferee of the Notes, each future holder of all such Notes, and the Company.  Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing; and shall be effective only to the extent specifically set forth in such writing.
6.9    Severability.  The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.
6.10  Delays or Omissions.  No delay or omission to exercise any right, power or remedy accruing to any party under this Agreement, upon any breach or default of any other party under this Agreement, shall impair any such right, power or remedy of such non-breaching or non-defaulting party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring.  All remedies, either under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.
6.11   Entire Agreement.  This Agreement (including the Exhibits hereto) constitutes the full and entire understanding and agreement between the parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the parties are expressly canceled.
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IN WITNESS WHEREOF, the parties have executed this Note Purchase Agreement as of the date first written above.
COMPANY: OPGEN, INC.

By:	/s/ Timothy C. Dec
Name:	Timothy C. Dec
Its:	Chief Financial Officer

INVESTOR: JVEN CAPITAL, LLC

By:	/s/ Evan Jones
Name:	Evan Jones
Title:	Managing Member

EXHIBIT A-1
FORM OF NOTE (#1)

EXHIBIT A-2
FORM OF NOTES (#2 and #3)